Registration Statement No. 333-124566

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

UNDER THE SECURITIES ACT OF 1933

TNT N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Neptunusstraat 41 - 63

2132 JA Hoofddorp

The Netherlands

(Address, including zip code, of registrant’s principal executive offices)

TNT PERFORMANCE SHARE PLAN

(Full title of the plan)

Mary Conway LaPonte

TNT USA Inc.

3 Huntington Quadrangle, Suite 201 South

Melville NY 11747

Telephone: +1 631 760 0700

 (Name, address and telephone number, including area code, of agent for service)

Copy to:

Paul D. Burns

Allen & Overy LLP

One Bishops Square
London E1 6AO

United Kingdom
+44 (0)20 3088 0000

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statement on Form S-8 (the Registration Statement) of TNT N.V. (the Company):

File No. 333-124566, pertaining to the registration of the Company's 4,500,000 ordinary shares, par value €0.48 per share (which may be offered in the form of American Depositary Shares, each representing one bearer share), which was filed with the Securities and Exchange Commission (the Commission) and became effective on May 3, 2005.

The Company intends to file a Form 15F with the Commission to effect the deregistration of its ADSs under Rule 12h-6(a) under the U.S. Securities Exchange Act of 1934, as amended. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. P. BAKKER	Chief Executive Officer	June 8 , 2007
M. P. Bakker

/s/ C. H. VAN DALEN	Chief Financial Officer	June 8 , 2007
C. H. Van Dalen

/s/ H. POPPING	Principal Accounting Officer	June 8 , 2007
H. Popping*

/s/ J. H. M. HOMMEN	Supervisory Board Chairman	June 8 , 2007
J. H. M. Hommen*

/s/ J. M. T. COCHRANE	Supervisory Board Vice Chairman	June 8 , 2007
J. M. T. Cochrane*

/s/ R. J. N. ABRAHAMSEN	Supervisory Board Member	June 8 , 2007
R. J. N. Abrahamsen*

/s/ V. HALBERSTADT	Supervisory Board Member	June 8 , 2007
V. Halberstadt*

/s/ W. KOK	Supervisory Board Member	June 8, 2007
W. Kok*

/s/ G. MONNAS	Supervisory Board Member	June 8, 2007
G. Monnas*

/s/ R.KING	Supervisory Board Member	June 8, 2007
R. King*

/s/ M. HARRIS	Supervisory Board Member	June 8, 2007
M. Harris*

* By power of attorney given to the Chief Executive Officer provided in the Registration Statement No. 333-124566 on Form S-8 as filed May 3, 2005.

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF TNT N.V.

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of TNT N.V., has signed this post-effective amendment to its registration statement on Form S-8 POS in Melville, New York on June 8, 2007.

TNT USA Inc.

By:	/s/ M. C. LaPonte
Name:	Mary Conway LaPonte
Title:	Vice President of Compliance and Secretary